Exhibit 99.1

              Yahoo! Reports First Quarter 2007 Financial Results

                            Revenues - $1,672 Million

                         Operating Income - $169 Million

       Operating Income Before Depreciation, Amortization and Stock-Based
                       Compensation Expense - $460 Million

     SUNNYVALE, Calif.--(BUSINESS WIRE)--April 17, 2007--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the first quarter ended March 31, 2007.

     "We continued to make good progress against the goals we outlined for the company last year and as a result, delivered a solid financial performance for the first quarter," said Terry Semel, chairman and CEO of Yahoo!. "Yahoo! remains committed to delivering both increased value for advertisers and the highest quality content to the majority of the world's Internet population. With this powerful combination, we believe that Yahoo! is well positioned to capture the major growth opportunities we see ahead for the future."

     First Quarter 2007 Financial Results

     -- Revenues were $1,672 million for the first quarter of 2007, a 7 percent increase compared to $1,567 million for the same period of 2006.

     -- Marketing services revenue was $1,469 million for the first quarter of 2007, a 6 percent increase compared to $1,381 million for the same period of 2006.

     -- Fees revenue was $203 million for the first quarter of 2007, a 9 percent increase compared to $186 million for the same period of 2006.

     -- Revenues excluding traffic acquisition costs ("TAC") were $1,183 million for the first quarter of 2007, a 9 percent increase compared to $1,088 million for the same period of 2006.

     -- Gross profit for the first quarter of 2007 was $958 million, a 5 percent increase compared to $909 million for the same period of 2006.

     -- Operating income for the first quarter of 2007 was $169 million, a 16 percent decrease compared to $201 million for the same period of 2006.

     -- Operating income before depreciation, amortization and stock-based compensation expense for the first quarter of 2007 was $460 million, a 6 percent increase compared to $435 million for the same period of 2006.

     -- Cash flow from operating activities for the first quarter of 2007 was $441 million, a 15 percent increase compared to $385 million for the same period of 2006.

     -- Free cash flow for the first quarter of 2007 was $369 million, an 8 percent increase compared to $343 million for the same period of 2006.

     -- Net income for the first quarter of 2007 was $142 million or $0.10 per diluted share compared to $160 million or $0.11 per diluted share for the same period of 2006.

     -- Non-GAAP net income for the first quarter of 2007 was $234 million or $0.17 per diluted share, compared to non-GAAP net income of $233 million or $0.16 per diluted share for the same period of 2006.

     -- The provision for income taxes for the first quarter of 2007 was $92 million and yielded an effective tax rate of 45 percent. The provision for income taxes for the first quarter of 2006 was $103 million and yielded an effective tax rate of 43 percent.

     -- Explanations of the Company's non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying "Note to Unaudited Condensed Consolidated Statements of Income," "Reconciliations to Unaudited Condensed Consolidated Statements of Income," and "Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share."

     "Our first quarter financial results reflect solid execution against our plan. We maintained strong profitability and cash flow, while remaining focused on building innovative products and services for our large and growing base of users, advertisers and publishers," said Susan Decker, chief financial officer, Yahoo!. "As we look ahead, we are very excited about the transformational changes taking place on the Internet, creating greater opportunities for both users and marketers, and we are confident that Yahoo! has the right combination of assets to help lead this evolution."

     Segment Financial Results

     -- United States segment revenues for the first quarter of 2007 were $1,101 million compared to $1,097 million for the same period of 2006.

     -- International segment revenues for the first quarter of 2007 were $571 million, a 22 percent increase compared to $470 million for the same period of 2006.

     -- United States segment operating income before depreciation, amortization and stock-based compensation expense for the first quarter of 2007 was $342 million, a 2 percent increase compared to $335 million for the same period of 2006.

     -- International segment operating income before depreciation, amortization and stock-based compensation expense for the first quarter of 2007 was $119 million, a 19 percent increase compared to $100 million for the same period of 2006.

     Cash Flow Information

     Free cash flow was $369 million for the first quarter of 2007 compared to $343 million for the same period of 2006. In addition to free cash flow, Yahoo! generated $72 million from the issuance of common stock as a result of the exercise of employee stock options. This was offset by $595 million used for direct stock repurchases, $250 million used in a structured stock repurchase transaction, and $12 million used for acquisitions. Cash, cash equivalents and investments in marketable debt securities were $3,128 million at March 31, 2007 as compared to $3,537 million at December 31, 2006, a decrease of $409 million.

     Quarterly Conference Call

     Yahoo! will host a conference call to discuss first quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 888-286-8010 or 617-801-6888, reservation number: 80414581.

     About Yahoo!

     Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo!'s mission is to connect people to their passions, their communities, and the world's knowledge. Yahoo! is headquartered in Sunnyvale, California.

     This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange
Commission: revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization and stock-based compensation expense, free cash flow, and non-GAAP net income and non-GAAP net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles ("GAAP"). See "Note to Unaudited Condensed Consolidated Statements of Income," "Reconciliations to Unaudited Condensed Consolidated Statements of Income," and "Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share" included in this press release for further information regarding these non-GAAP financial measures.

     This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the successful implementation, and acceptance by advertisers, of the Company's new search advertising system; the Company's ability to compete with new or existing competitors; the implementation and results of the Company's announced reorganization; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to the Company's international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company's ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this press release and its attachments is as of April 17, 2007. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, which is on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which will be filed with the SEC in the second quarter of 2007.

     Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.


                             Yahoo! Inc.
        Unaudited Condensed Consolidated Statements of Income
               (in thousands, except per share amounts)

                                                  Three Months Ended
                                                      March 31,
                                               -----------------------
                                                  2006        2007
                                               ----------- -----------

Revenues                                       $1,567,055  $1,671,850

Cost of revenues                                  657,943     713,637
                                               ----------- -----------
Gross profit                                      909,112     958,213
                                               ----------- -----------

Operating expenses:
  Sales and marketing                             331,160     367,419
  Product development                             217,577     239,500
  General and administrative                      128,305     155,165
  Amortization of intangibles                      30,858      27,102
                                               ----------- -----------
  Total operating expenses                        707,900     789,186
                                               ----------- -----------

Income from operations                            201,212     169,027

Other income, net                                  35,436      35,451
                                               ----------- -----------

Income before income taxes, earnings in equity
 interests and minority interests                 236,648     204,478

Provision for income taxes                       (102,932)    (92,358)
Earnings in equity interests                       26,437      29,149
Minority interests in operations of
 consolidated subsidiaries                           (294)      1,155
                                               ----------- -----------

Net income                                     $  159,859  $  142,424
                                               =========== ===========

Net income per share - diluted                 $     0.11  $     0.10
                                               =========== ===========

Shares used in per share calculation - diluted  1,493,307   1,418,225
                                               =========== ===========

Stock-based compensation expense was allocated
 as follows:
  Cost of revenues                             $    1,685  $    2,007
  Sales and marketing                              38,867      50,268
  Product development                              37,717      48,300
  General and administrative                       30,372      39,431
                                               ----------- -----------
  Total stock-based compensation expense       $  108,641  $  140,006
                                               =========== ===========

----------------------------------------------------------------------
Supplemental Financial Data (See Note)
----------------------------------------------------------------------
Revenues excluding TAC                         $1,087,698  $1,183,076
Operating income before depreciation,
 amortization and stock-based compensation
 expense                                       $  434,932  $  460,035
Free cash flow                                 $  342,946  $  368,750
Non-GAAP net income per share excluding stock-
 based compensation expense                    $     0.16  $     0.17


                             Yahoo! Inc.
    Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization and stock-based compensation expense, free cash flow and non-GAAP net income and non-GAAP net income per share, which are reconciled to gross profit, income from operations, cash flow from operating activities, and net income and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income from operations, cash flow from operating activities, and net income and net income per share calculated in accordance with GAAP.

Revenues excluding TAC is defined as gross profit plus other cost of revenues. Under GAAP, both our revenues and cost of revenues include TAC. In defining revenues excluding TAC as our non-GAAP gross profit measure, we have removed TAC from both revenues and cost of revenues. TAC consists of payments made to affiliates that have integrated our sponsored search and/or display advertising offerings into their websites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding
 TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our third party affiliates, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our third party affiliates. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues and gross profit, each of which includes TAC.

Operating income before depreciation, amortization and stock-based compensation expense is defined as income from operations before depreciation, amortization of intangible assets and stock-based compensation expense (including the compensation of our Chief Executive Officer, which currently consists almost entirely of stock-based compensation). We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company's workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization and stock-based compensation expense.

Free cash flow is defined as cash flow from operating activities, less net capital expenditures and dividends received and including the excess tax benefits from stock-based compensation. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company's unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses and expenses and their related tax effects that we do not believe are indicative of our ongoing operating results and further adjusted for stock-based compensation expense. Effective January 1, 2006, we adopted Statement of Financial Accounting Standard No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R") and therefore have now recorded stock-based compensation expense under the fair value method for all periods presented. As compared to prior periods' earnings releases, we have included only one non-GAAP measure for non-GAAP net income and non-GAAP net income per share in this release, as this is our first earnings release in which all periods presented include stock-based compensation expense calculated in accordance with SFAS 123R. In our calculation of non-GAAP net income and non-GAAP net income per share, we have excluded stock-based compensation expense and its related tax effects. We consider non-GAAP net income and non-GAAP net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income and net income per share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per share, both of which include the expense and related tax effects of the item excluded from non-GAAP net income and non-GAAP net income per share.


                             Yahoo! Inc.
  Reconciliations to Unaudited Condensed Consolidated Statements of
                                Income
                            (in thousands)

                                                 Three Months Ended
                                                      March 31,
                                               -----------------------
                                                  2006        2007
                                               ----------- -----------
Revenues for groups of similar services:
  Marketing services                           $1,380,854  $1,468,619
  Fees                                            186,201     203,231
                                                ----------  ----------
  Total revenues                               $1,567,055  $1,671,850
                                               =========== ===========

Revenues by segment:
  United States                                $1,097,038  $1,100,757
  International                                   470,017     571,093
                                               ----------- -----------
  Total revenues                               $1,567,055  $1,671,850
                                               =========== ===========

Cost of revenues:
  Traffic acquisition costs ("TAC")            $  479,357  $  488,774
  Other cost of revenues                          178,586     224,863
                                                ----------  ----------
  Total cost of revenues                       $  657,943  $  713,637
                                               =========== ===========

Revenues excluding TAC:
  Gross profit                                 $  909,112  $  958,213
  Other cost of revenues                          178,586     224,863
                                               ----------- -----------
  Revenues excluding TAC                       $1,087,698  $1,183,076
                                               =========== ===========

Revenues excluding TAC by segment:
  United States:
  Gross profit                                 $  682,391  $  701,752
  Other cost of revenues                          144,274     181,180
                                               ----------- -----------
  Revenues excluding TAC                       $  826,665  $  882,932
                                               =========== ===========

  International:
  Gross profit                                 $  226,721  $  256,461
  Other cost of revenues                           34,312      43,683
                                               ----------- -----------
  Revenues excluding TAC                       $  261,033  $  300,144
                                               =========== ===========

Operating income before depreciation,
 amortization and stock-based compensation
 expense:
  Income from operations                       $  201,212  $  169,027
  Depreciation and amortization                   125,079     151,002
  Stock-based compensation expense                108,641     140,006
                                               ----------- -----------
  Operating income before depreciation,
   amortization and stock-based compensation
   expense                                     $  434,932  $  460,035
                                               =========== ===========

Operating income before depreciation,
 amortization and stock-based compensation
 expense by segment:
  Operating income before depreciation,
   amortization and stock-based compensation
   expense - United States                     $  335,269  $  341,518
  Operating income before depreciation,
   amortization and stock-based compensation
   expense - International                         99,663     118,517
                                               ----------- -----------
  Operating income before depreciation,
   amortization and stock-based compensation
   expense                                     $  434,932  $  460,035
                                               =========== ===========

  United States:
  Income from operations                       $  136,951  $   92,829
  Depreciation and amortization                   100,557     121,753
  Stock-based compensation expense                 97,761     126,936
                                               ----------- -----------
  Operating income before depreciation,
   amortization and stock-based compensation
   expense - United States                     $  335,269  $  341,518
                                               =========== ===========

  International:
  Income from operations                       $   64,261  $   76,198
  Depreciation and amortization                    24,522      29,249
  Stock-based compensation expense                 10,880      13,070
                                               ----------- -----------
  Operating income before depreciation,
   amortization and stock-based compensation
   expense - International                     $   99,663  $  118,517
                                               =========== ===========

Free cash flow:
  Cash flow from operating activities          $  384,881  $  441,244
  Acquisition of property and equipment, net     (141,747)   (118,019)
  Excess tax benefits from stock-based awards      99,812      45,525
                                               ----------- -----------
  Free cash flow                               $  342,946  $  368,750
                                               =========== ===========


                             Yahoo! Inc.
 Reconciliation of GAAP Net Income and GAAP Net Income Per Share to
         Non-GAAP Net Income and Non-GAAP Net Income Per Share
               (in thousands, except per share amounts)

                                                 Three Months Ended
                                                      March 31,
                                               -----------------------
                                                  2006        2007
                                               ----------- -----------

GAAP Net income                                $  159,859  $  142,424
                                               =========== ===========

(a) Stock-based compensation as measured using
     the fair value method under SFAS 123R        108,641     140,006

(b) To adjust the provision for income taxes
     to reflect an effective tax rate of 40%
     in Q1 2006 and 41% in Q1 2007 and to
     reflect tax impact of item (a) in both
     periods                                      (35,184)    (48,356)
                                               ----------- -----------
Non-GAAP Net income excluding stock-based
 compensation expense                          $  233,316  $  234,074
                                               =========== ===========

GAAP Net income per share - diluted            $     0.11  $     0.10
                                               =========== ===========

Non-GAAP Net income excluding stock-based
 compensation expense per share - diluted      $     0.16  $     0.17
                                               =========== ===========

Shares used in per share calculations -
 diluted                                        1,493,307   1,418,225
                                               =========== ===========


                             Yahoo! Inc.
                           Business Outlook

The following business outlook is based on current information and expectations as of April 17, 2007. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

                                       Three Months         Year
                                          Ending           Ending
                                         June 30,       December 31,
                                          2007             2007
                                     ---------------- ----------------

Revenues excluding TAC(1) outlook
 (in millions):
  Gross profit                        $975 - $1,045   $4,010 - $4,390
  Other cost of revenues                225 - 255       940 - 1,060
                                     ---------------- ----------------
  Revenues excluding TAC             $1,200 - $1,300  $4,950 - $5,450
                                     ================ ================

Operating income before depreciation, amortization and stock-based compensation expense(1) outlook (in millions):
  Income from operations               $168 - $193      $845 - $955
  Depreciation and Amortization         140 - 160        590 - 670
  Stock-based compensation expense      132 - 147        515 - 575
                                     ---------------- ----------------
  Operating income before
   depreciation, amortization and
   stock-based compensation expense    $440 - $500    $1,950 - $2,200
                                     ================ ================

  (1) Refer to Note to Unaudited Condensed Consolidated Statements of
   Income.


                             Yahoo! Inc.
      Unaudited Condensed Consolidated Statements of Cash Flows
                            (in thousands)

                                                 Three Months Ended
                                                      March 31,
                                               -----------------------
                                                  2006        2007
                                               ----------- -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                   $  159,859  $  142,424
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation                                     68,614      94,509
  Amortization of intangible assets                56,465      56,493
  Stock-based compensation expense                108,641     140,006
  Tax benefits from stock-based awards            111,835      61,147
  Deferred income taxes                           (32,090)    (42,300)
  Excess tax benefits from stock-based awards     (99,812)    (45,525)
  Earnings in equity interests                    (26,437)    (29,149)
  Minority interests in operations of
   consolidated subsidiaries                          294      (1,155)
  Gain from sale of investments, assets and
   other, net                                      (7,277)     (2,857)
  Changes in assets and liabilities, net of
   effects of acquisitions:
    Accounts receivable, net                      (40,101)     40,214
    Prepaid expenses and other                    (11,359)     13,358
    Accounts payable                               35,653      30,980
    Accrued expenses and other liabilities         46,269     (28,178)
    Deferred revenue                               14,327      11,277
                                               ----------- -----------
  Net cash provided by operating activities       384,881     441,244
                                               ----------- -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment, net     (141,747)   (118,019)
  Purchases of marketable debt securities        (334,762)   (570,287)
  Proceeds from sales and maturities of
   marketable debt securities                     435,995     727,996
  Acquisitions, net of cash acquired                5,504     (11,579)
  Other investing activities, net                    (345)     (6,570)
                                               ----------- -----------
  Net cash (used in) provided by investing
   activities                                     (35,355)     21,541
                                               ----------- -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock, net      87,519      71,922
  Repurchases of common stock                    (638,898)   (595,006)
  Structured stock repurchases, net                22,295    (250,000)
  Excess tax benefits from stock-based awards      99,812      45,525
                                               ----------- -----------
  Net cash used in financing activities          (429,272)   (727,559)
                                               ----------- -----------

Effect of exchange rate changes on cash and
 cash equivalents                                  12,148       3,981

Net change in cash and cash equivalents           (67,598)   (260,793)
Cash and cash equivalents, beginning of period  1,429,693   1,569,871
                                               ----------- -----------

Cash and cash equivalents, end of period       $1,362,095  $1,309,078
                                               =========== ===========

Supplemental schedule of acquisition-related activities:

  Cash paid for acquisitions                   $    2,023  $   15,873
  Cash acquired in acquisitions                    (7,527)     (4,294)
                                               ----------- -----------
                                               $   (5,504) $   11,579
                                               =========== ===========

  Common stock, restricted stock and stock
   options issued in connection with
   acquisitions                                $        -  $   54,258
                                               =========== ===========


                             Yahoo! Inc.
           Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)

                                             December 31,  March 31,
                                                2006         2007
                                             ------------ ------------

ASSETS
Current assets:
  Cash and cash equivalents                  $ 1,569,871  $ 1,309,078
  Short-term marketable debt securities        1,031,528    1,036,788
  Accounts receivable, net                       930,964      893,200
  Prepaid expenses and other current assets      217,779      335,511
                                             ------------ ------------
  Total current assets                         3,750,142    3,574,577

Long-term marketable debt securities             935,886      782,193
Property and equipment, net                    1,101,379    1,127,558
Goodwill                                       2,968,557    2,975,829
Intangible assets, net                           405,822      413,069
Other long-term assets                           459,988      508,160
Investments in equity interests                1,891,834    1,927,639
                                             ------------ ------------

Total assets                                 $11,513,608  $11,309,025
                                             ============ ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                           $   109,130  $   140,969
  Accrued expenses and other current
   liabilities                                 1,046,882      929,312
  Deferred revenue                               317,982      331,058
                                             ------------ ------------
  Total current liabilities                    1,473,994    1,401,339

Long-term deferred revenue                        64,939       63,300
Long-term debt                                   749,915      749,763
Other long-term liabilities                       56,094      254,726
Minority interests in consolidated
 subsidiaries                                      8,056        8,249
Stockholders' equity                           9,160,610    8,831,648
                                             ------------ ------------

Total liabilities and stockholders' equity   $11,513,608  $11,309,025
                                             ============ ============


     CONTACT: Yahoo! Inc.
              Kelly Delaney, 408-349-2579 (Media Relations) kellyd@yahoo-inc.com
              Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com or
              OutCast Communications for Yahoo!
              Kim Milosevich, 415-345-4734 (Media Relations) kim@outcastpr.com